Exhibit 23.2

Ankura Consulting Group, LLC Consent

Regarding the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-220352) relating to The Dow Chemical Company Elective Deferral Plan, Ankura Consulting Group, LLC (“Ankura”) hereby consents to the incorporation by reference in the Post-Effective Amendment of the use of Ankura’s name and the reference to Ankura’s reports appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2018.

/s/ B. Thomas Florence
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
April 1, 2019